FOURTH AMENDMENT TO THE SECOND AMENDMENT AND
RESTATEMENT OF AGREEMENT OF LIMITED PARTNERSHIP OF
THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP

        THIS FOURTH AMENDMENT (this “Amendment”) TO THE SECOND AMENDMENT AND RESTATEMENT OF AGREEMENT OF LIMITED PARTNERSHIP OF THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP (the “Second Amended and Restated Partnership Agreement”) is entered into effective as of December 31, 2003, and is made by, between, and among TAUBMAN CENTERS, INC., a Michigan corporation (“TCO”), TG PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership (“TG”), and TAUB-CO MANAGEMENT, INC., a Michigan corporation (“Taub-Co”), who, as the Appointing Persons, pursuant to Section 13.11 of the Second Amended and Restated Partnership Agreement, have the full power and authority to amend the Second Amended and Restated Partnership Agreement on behalf of all of the partners of The Taubman Realty Group Limited Partnership, a Delaware limited partnership (the “Partnership”), with respect to the matters herein provided. (Capitalized terms used herein that are not herein defined shall have the meanings ascribed to them in the Second Amended and Restated Partnership Agreement.)

Recitals:

    A.        On September 30, 1998, TCO, TG, and Taub-Co entered into the Second Amended and Restated Partnership Agreement as an amendment and restatement of the then-existing partnership agreement (the “Amended and Restated Partnership Agreement”), as authorized under Section 13.11 of the Amended and Restated Partnership Agreement.

    B.        On March 4, 1999, TCO, TG, and Taub-Co entered into a First Amendment to the Second Amended and Restated Partnership Agreement to facilitate a proposed pledge of Units of Partnership Interest in the Partnership.

    C.        On September 3, 1999, TCO, TG, and Taub-Co entered into a Second Amendment to the Second Amended and Restated Partnership Agreement to provide for the contribution of preferred capital in exchange for a preferred equity interest.

    D.        On May 2, 2003, TCO, TG, and Taub-Co entered into a Third Amendment to the Second Amended and Restated Partnership Agreement (the Second Amended and Restated Partnership Agreement, as amended, is herein after referred to as the “Partnership Agreement”), to provide for the issuance of Series E Units of Partnership Interest in exchange for a contribution of cash to the Partnership.

    E.        As authorized under Section 13.11 of the Partnership Agreement, the parties hereto wish to further amend the Partnership Agreement to change the term of the Partnership and to amend Schedule E to the Partnership Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Partnership Agreement is amended as follows:

    1.        Section 1.5 of the Partnership Agreement is deleted in its entirety, and the following is substituted in the place thereof:

“Section 1.5 Term.
The term of the Partnership shall end, and the Partnership shall dissolve, on the first to occur of (i) the recordation of the last (or only) deed, or the execution and delivery of the last (or only) assignment, completing the conveyance and transfer by the Partnership of all property (other than cash and cash equivalents) owned by the Partnership to one or more bona fide purchasers for value, or if such purchaser or purchasers give the Partnership a purchase money obligation, then upon the payment in full by such purchaser or purchasers of such obligation or upon the disposition for cash of such obligation, provided that neither a sale and leaseback by the Partnership nor any other transfer of title for financing purposes or pursuant to the provisions of Section 1.6 hereof, shall be deemed to be a sale for the purpose of dissolving and terminating the Partnership, (ii) the occurrence of any event which would under the terms of this Agreement or the Partnership Law, result in the dissolution of the Partnership; provided, however, that the term of the Partnership shall not end and the Partnership shall not be dissolved upon the occurrence of such an event if the Partnership is continued as provided in this Agreement, or (iii) an entry of a decree of judicial dissolution pursuant to §17-802 of the Partnership Law.”

    2.        Schedule E to the Partnership Agreement is hereby deleted in its entirety, and the attached Schedule E is substituted in the place thereof.

    3.        As amended by this Fourth Amendment, all of the provisions of the Partnership Agreement are hereby ratified and confirmed and shall remain in full force and effect.

        IN WITNESS WHEREOF, the undersigned Appointing Persons, in accordance with Section 13.11 hereof, on behalf of all of the Partners, have entered into this Amendment as of the date first-above written.

TAUBMAN CENTERS, INC., a Michigan
corporation

By: /s/ Lisa A. Payne
         Lisa A. Payne

Its: Executive Vice President and Chief
      Financial Officer

TG PARTNERS LIMITED PARTNERSHIP, a
Delaware limited partnership

By: TG Michigan, Inc., a Michigan
corporation, managing general partner

By: /s/ Robert S. Taubman
         Robert S. Taubman

Its: President and Chief Executive Officer

TAUB-CO MANAGEMENT, INC, a Michigan
corporation

By: /s/ Robert S. Taubman
         Robert S. Taubman

Its: President and Chief Executive Officer